                    ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

                               ROPAK CORPORATION

                             STOCK OPTION AGREEMENT
                     UNDER 1988 INCENTIVE STOCK OPTION PLAN

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

                                                          DATE: FEBRUARY 7, 1994

         ROPAK CORPORATION, a Delaware corporation (the "Company"), hereby grants to RONALD W. CAMERON (the "Optionee"), pursuant to the 1988 Incentive Stock Option Plan of the Company (the "Plan"), a copy of which is attached and made a part hereof as Schedule I, an option to purchase a total of TWO THOUSAND FIVE HUNDRED (2,500) shares of Common Stock of the Company at a price of FIVE DOLLARS ($5.00) per share (subject to adjustment as provided in Section 6(i) of the Plan), on the terms and conditions set forth in the Plan and hereinafter. This option shall not be exercisable later than on FEBRUARY 7, 1999, (hereinafter referred to as the "Expiration Date"), except as otherwise provided in paragraphs 6(e) and 6(f) of the Plan in the event of termination of employment, death or disability of the Optionee.

         1. VESTING. Subject to the terms and conditions of this Agreement, this option shall be exercisable as follows: ALL 2,500 SHARES SUBJECT TO THIS OPTION SHALL BE EXERCISABLE ON OR AFTER FEBRUARY 7, 1994; PROVIDED, HOWEVER, THAT THIS OPTION SHALL NOT BE EXERCISABLE LATER THAN THE EXPIRATION DATE AS HEREINABOVE DEFINED.

         2. TERMINATION. This option and all rights hereunder to the extent such rights shall not have been exercised shall terminate and become null and void if the Optionee ceases to be an employee of the Company or any of its subsidiaries (whether by resignation, retirement, dismissal, death or otherwise), except that (a) in the event of the death or disability of the Optionee while in the employ of the Company, this option may be exercised within the applicable period of time and by the persons indicated in Section 6(f) of the Plan, and (b) in the event of the termination of the Optionee's employment by the Company for any other reason, this option shall terminate and may not be exercised after the expiration of ninety (90) days from the date of such termination; provided, however, that in no event may this option be exercised after the Expiration Date. Notwithstanding the foregoing, this option may in no event be exercised by any one to any extent in the event of a voluntary dissolution, liquidation or winding up of the affairs of the Company or in the event of merger into, consolidation with, or sale or transfer of all or substantially all of the assets of the Company, except under the circumstances and pursuant to the terms and conditions of Section 6(h) of the Plan.

         3. EXERCISE. This option is exercisable with respect to all, or from time to time with respect to any portion, of the shares then subject to such exercise, by delivering written notice of such exercise, in the form prescribed by the Stock Option Committee, to the principal office





                               EXHIBIT 10.45                             Page 1
of the Secretary of the Company. Each such notice shall be accompanied by payment in full of the purchase price of such shares.

         4. NON-TRANSFERABLE. This option shall during the Optionee's lifetime be exercisable only by him, and neither it nor any right thereunder shall be transferable except by will or laws of descent and distribution, or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option or any right thereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the option by notice to the Optionee and the option shall thereupon become null and void.

         5.      MISCELLANEOUS.

                 (a) Neither the granting of this option nor the exercise thereof shall be construed as conferring upon the Optionee any right to continue in the employment of the Company or any of its subsidiaries, or as interfering with or restricting in any way the right of such corporations to terminate such employment at any time.

                 (b) Neither the Optionee, nor any person entitled to exercise his rights in the event of his death, shall have any of the rights of a stockholder with respect to the shares subject to the option, except to the extent that certificates for such shares shall have been issued upon exercise of the option as provided for herein.

                 (c) The Company is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any shares of Common Stock subject to this option which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer shares of Common Stock of the Company in satisfaction of this option if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares.

                 (d) No Common Stock acquired by exercise of this option shall be sold or otherwise disposed of in violation of any federal or state securities law or regulation.

                 (e) This option shall be exercised in accordance with such administrative regulations as the Stock Option Committee may from time to time adopt. All decisions of the Stock Option Committee upon any question arising under the Plan or under this instrument shall be conclusive and binding upon the Optionee and all other persons.

                 (f) Six Month Restriction on Sale or Disposition. No part of any shares acquired on exercise of this option may be sold or otherwise disposed of by the Optionee until the expiration of at least six months following the date on which this option was originally granted by the Company. In the event this option is exercised within six months of its date of grant, the securities evidencing the shares issued upon exercise shall bear a legend referring to the restrictions set forth in this Section.





                               EXHIBIT 10.45                             Page 2

         IN WITNESS WHEREOF, this Stock Option Agreement has been executed on behalf of the Company as of the day and year first written above by the undersigned officers of the Company.


                                           ROPAK CORPORATION



[CORPORATE SEAL]                           By:      /S/ WILLIAM H. ROPER
                                                  William H. Roper, Chairman
ATTEST:


/S/ WILLIAM M. CURTIS
William M. Curtis, Assistant Secretary





                               EXHIBIT 10.45                             Page 3